Exhibit 5.1

June 28, 2006

Aventine Renewable Energy Holdings, Inc.
1300 South 2nd Street
Pekin, IL 61555

Ladies and Gentlemen:

        Aventine Renewable Energy Holdings, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-132860) (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 9,267,217 shares of its common stock, par value $0.001 per share (the "Shares"), including up to 1,208,767 Shares subject to the underwriters' option to purchase additional Shares (the "Option Shares"), as described in the Registration Statement. 7,445,973 Shares are to be issued and sold by the Company, including 1,035,717 Option Shares (the "Primary Shares") and 1,821,244 Shares are to be offered and sold by stockholders of the Company identified in the Registration Statement, including 173,050 Option Shares (the "Secondary Shares").

        We, as your counsel, have examined such documents and such matters of fact and law as we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we are of the opinion that (i) when the number of Primary Shares to be issued and the price at which the Primary Shares are to be sold have been approved by or on behalf of the Board of Directors of the Company and when the Primary Shares have been duly issued and delivered against payment therefor in accordance with the terms of the underwriting agreement referred to in the Prospectus which is a part of the Registration Statement, the Primary Shares will be duly authorized, validly issued, fully paid and non-assessable and (ii) the Secondary Shares have been validly issued and are fully paid and non-assessable.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                      Very truly yours,
                      /s/ Davis Polk & Wardwell